Consent of Independent Accountants



We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-3 (No.  33-52873,  No.  33-63615,  No.  333-7047  and No.
33-60729) and the Registration Statements on Form S-8 (No. 333-71821, No. 333-71597, No. 333-71029, No. 33-42972, No. 33-48683 and No. 33-54376) of
Citizens Communications Company of our report dated February 15, 2001 relating to the combined financial statements of the Frontier Incumbent Local Exchange Carrier Businesses, which appears on Form 8-K of Citizens Communications Company dated March 29, 2001.





PricewaterhouseCoopers LLP

Rochester, New York
March 29, 2001